                        FOURTH AMENDMENT TO CREDIT AGREEMENT


          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT is dated as of July 23, 1998 ("this Amendment") by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), the banks which are signatories hereto (each individually, a "Bank," and collectively, the "Banks"), and U.S. BANK NATIONAL ASSOCIATION (formerly known as First Bank National Association), a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                      RECITALS

          A. The Borrower, the First Bank National Association, Harris Trust and Savings Bank, The Sumitomo Bank, Limited, Chicago Branch ("Sumitomo") and the Agent are parties to a Credit Agreement dated as of July 23, 1996, as amended by a First Amendment dated as of October 11, 1996, a Second Amendment dated as of September 26, 1997 and a Third Amendment dated as of March 20, 1998 (as so amended, the "Credit Agreement").

          B. M&I Marshall & Ilsley Bank ("M&I Bank") is the successor in interest to Sumitomo, and the parties hereto desire to confirm that M&I Bank is the successor to Sumitomo as a Bank under the Credit Agreement.

          C. The parties hereto desire to amend the Credit Agreement in certain respects and to amend and restate in its entirety the existing Revolving Note of Sumitomo, now held by M&I Bank as successor in interest to Sumitomo, so that said Revolving Note will reflect on its face that it is payable to M&I Bank.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein, but which are defined in the Credit Agreement, shall have the meanings ascribed to such terms in the Credit Agreement unless the context otherwise requires.

          Section 2. CONFIRMATION OF M&I BANK AS SUCCESSOR TO SUMITOMO. M&I Bank, by executing this Amendment, confirms that is the successor in interest to Sumitomo, that it has assumed and is bound by all of the rights, powers, duties, obligations and liabilities of Sumitomo as a Bank under the Credit Agreement and the other Loan Documents, including, without limitation, the Revolving Commitment and Revolving Commitment Amount of Sumitomo, and that it does hereby confirm, ratify and approve the Credit Agreement and each other Loan Document. The Borrower, U,S. Bank National Association, Harris Trust and Savings


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Association and the Agent hereby acknowledge and consent to the assumption of
Sumitomo's rights, powers, duties, obligations and liabilities under the Credit Agreement by M&I Bank.

          Section 3. AMENDMENTS TO CREDIT AGREEMENT. Subject to Section 6 hereof, the Credit Agreement is hereby amended as follows:

          (a) Section 1.1 thereof is amended by adding thereto, in alphabetical order, the following new defined terms:

               "CONNAISSANCE": Connaissance Consulting, LLC, a Minnesota limited liability company.

               "CONNAISSANCE AGREEMENT": The Master Control Agreement of Connaissance Consulting, LLC dated as of March 25, 1998 among Connaissance Consulting, Inc. (to be known as Lusenhop & Associates, Inc.) and Norstan Communications, Inc., pursuant to which Norstan Communications, Inc. agreed to acquire initially a 75% membership interest in Connaissance for capital contributions in an aggregate amount of up to $100,000, to make loans to Connaissance in an aggregate principal amount of up to $2,000,000 and, upon certain conditions, to acquire the remaining 25% of the membership interest in Connaissance on May 1, 2001.

               "CONNAISSANCE CONTINGENT OBLIGATION": As determined on the last day of each fiscal quarter, an amount equal to the product of one fourth (1/4) of the Consulting Revenue of Connaissance for the period of twelve consecutive calendar months ending on such day multiplied by the applicable Revenue Multiple based on the EBIT Margin for such twelve-month period in accordance with the following table:

          EBIT Margin                             Revenue Multiple
          -----------                             ----------------
          Less than 15%                                2x
          At least 15% but less than 20%               3x
          At least 20% but less than 25%               5x
          25% or more                                  6x

          "CONSULTING EBIT": As such term is defined in the Connaissance Agreement.

               "CONSULTING REVENUE": As such term is defined in the Connaissance Agreement.

               "COVENANT CASH FLOW LEVERAGE RATIO": As of the last day of any fiscal quarter, the ratio of (a) the sum (without duplication) of the aggregate principal amount of all outstanding Capitalized Lease Obligations of the Borrower and the Subsidiaries, plus that portion of Total Indebtedness bearing interest determined as of that date, plus, commencing April 30, 1999, the Connaissance Contingent Obligation determined as of that date to (b) EBITDA for the four consecutive fiscal quarters ending on that date, all as determined in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

               "EBIT MARGIN": As of the last day of any fiscal quarter, a fraction, expressed as a percentage, the numerator of which is the Consulting EBIT for the period of twelve consecutive calendar months ending on such day and the denominator is the Consulting Revenue for such twelve-month period.

               "PRICING CASH FLOW LEVERAGE RATIO": As of the last day of any fiscal quarter, the ratio of (a) the sum (without duplication) of the aggregate principal amount of all outstanding Capitalized Lease Obligations of the Borrower and the Subsidiaries, plus that portion of Total Indebtedness bearing interest determined as of that date, plus, commencing on either (i) the earliest date on which both Consulting Revenue is at least $25,000,000 and EBIT Margin is at least 10% or (ii) if the Borrower's auditors determine that the Connaissance Contingent Obligation is a liability under GAAP, the date on which such liability is determined by such auditors to have been incurred, one-half of the Connaissance Contingent Obligation determined as of that date to (b) EBITDA for the four consecutive fiscal quarters ending on that date, all as determined in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

          (b) The definition of the term "Cash Flow Leverage Ratio" set forth in Section 1.1 of the Credit Agreement is deleted.

          (c) The definition of the term "EBITDA" set forth in Section 1.1 thereof is amended to read as follows:

          "EBITDA": For any period of determination, the sum of the consolidated net income of the Borrower before deductions for income taxes, Interest Expense, depreciation and amortization plus, for the fiscal quarter ending April 30, 1998 only, the one-time restructuring charge in the amount of approximately $14,667,000 recorded by the Borrower on April 30, 1998, all as determined in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

          (d)  The definition of the term "Pricing Level" set forth in Section
1.1 thereof is amended to read as follows:
          "PRICING LEVEL": Shall mean that level of pricing in effect for any fiscal quarter determined in accordance with the following:

          Pricing Level IV: Shall be in effect during any fiscal quarter if the Pricing Cash Flow Leverage Ratio as of the last day of the most recently completed fiscal quarter was greater than or equal to 2.75 to 1.0.

          Pricing Level III: Shall be in effect during any fiscal quarter if the Pricing Cash Flow Leverage Ratio as of the last day of the most recently completed fiscal quarter was no less than 2.0 to 1.0 and no greater than 2.74 to 1.0.

          Pricing Level II: Shall be in effect during any fiscal quarter if the Pricing Cash Flow Leverage Ratio as of the last day of the most recently completed fiscal quarter was no less than 1.0 to 1.0 and no greater than
     1.99 to 1.0.

          Pricing Level I: Shall be in effect during any fiscal quarter if the Pricing Cash Flow Leverage Ratio as of the last day of the most recently completed fiscal quarter was less than 1.0 to 1.0.

          (c) Section 6.5 of the Credit Agreement is amended in its entirety to read as follows:

          Section 6.5 SUBSIDIARIES. After the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary, unless (a) 100% of the issued and outstanding capital stock of such Subsidiary is owned by Norstan, Inc. or by a 100%-owned Subsidiary of Norstan, Inc., (b) each line of business of such Subsidiary is within the communications and information technology industries and (c) the aggregate amount of the Borrower's Investment or Investments in all such Subsidiaries shall not exceed the amounts set for in Section 6.10(l); provided, however, that Norstan Communications, Inc. shall be permitted to acquire the initial 75% of the membership interest in Connaissance contemplated by the Connaissance Agreement and on May 1, 2001 to acquire the remaining 25% of the membership interest in Connaissance in accordance with the Connaissance Agreement; and provided, further, that the Borrower shall be permitted to acquire 100% of the issued and outstanding capital stock of Wordlink, Inc. notwithstanding the Borrower's failure to comply with clauses (iii) and (iv) of Section 6.10(l) at the time of such acquisition.

          (d) Section 6.8 of the Credit Agreement is amended in its entirety to read as follows:

          Section 6.8 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make Capital Expenditures in an amount exceeding, on a consolidated basis in any fiscal year, an amount equal to
     (a) seven percent (7%) of the consolidated revenues of the Borrower and the Subsidiaries as reported in their consolidated financial statements for the preceding fiscal year, PLUS (b) for the fiscal year ending April 30, 1998 only, Capital Expenditures attributable to the PRIMA Acquisition, plus (c) Capital Expenditures attributable to the acquisition of membership interests in Connaissance pursuant to the Connaissance Agreement.

          (e) Section 6.10(k) of the Credit Agreement is amended in its entirety to read as follows:

          6.10(k) Loans and advances (i) by the Borrower to Norstan Communications, Inc., Norstan Network Services, Inc., Connect Computer Company, PRIMA, Norstan-UK, Norstan International, Connaissance and Wordlink, Inc. and (for purposes other than to finance lease account receivables, as specified in 6.10(j) above) to Norstan Canada, and (ii) by Norstan Communications, Inc. to Connaissance as contemplated by the Connaissance Agreement, provided that the aggregate amount of such loans and advances to Connaissance shall not exceed $2,000,000 at any time outstanding prior to the Borrower's acquisition of the remaining 25% membership interest in Connaissance pursuant to the Connaissance Agreement.

          (f)  Clause (a) of Section 6.13 thereof is amended to read as follows:

               (a) Contingent Obligations existing on the date of this Agreement and described on Exhibit 6.13 and the Connaissance Contingent Obligation;

          (g)  Section 6.17 thereof is amended to read as follows:

          Section 6.17 COVENANT CASH FLOW LEVERAGE RATIO. The Borrower will not permit the Covenant Cash Flow Leverage Ratio, as of the last day of any fiscal quarter, to be more than 3.00 to 1.0.

          Section 4. WAIVER. The Borrower has informed the Banks that it failed to satisfy its covenant under Section 6.16 of the Credit Agreement for the period ended April 30, 1998 and, for that reason, it also failed to satisfy the requirements of clauses (iii) and (iv) of Section 6.10(l) when it acquired the stock of Wordlink, Inc. Each such instance of noncompliance constitutes an Event of Default under the Credit Agreement. Upon satisfaction of the conditions set forth in Section 6 of this Amendment, the Banks hereby waive the Events of Default under the Credit Agreement described in the immediately preceding sentence for the period ended April 30, 1998. This waiver is limited to the express terms hereof and shall not extend to any other Default, Event of Default or any other period. This waiver shall not be and shall not be deemed to be a course of dealing upon which the Borrower may rely with respect to any other Default, Event of Default or request for a waiver and the Borrower hereby expressly waives any such claim.

          Section 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Banks and the Agent to execute and deliver this Amendment (which representations and warranties shall survive the execution and delivery of this Amendment), the Borrower represents and warrants to the Agent and the Banks that:

          (a)  this Amendment and the Amended M&I Revolving Note (as defined in
     Section 5 hereof) have been duly authorized, executed and delivered by it and this Amendment and the Amended M&I Revolving Note constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution, delivery and performance by the Borrower of the Amendment and the Amended M&I Revolving Note (i) have been duly authorized by all requisite corporate action and, if required, shareholder action,
     (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which any of its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c);

          (d) as of the date hereof, no unwaived Default or Event of Default has occurred which is continuing; and

          (e) all the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by the Borrower on and as of the date hereof.

          Section 6. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

          (a) the Agent shall have received executed counterparts of this Amendment, duly executed by the Borrower and each of the Banks;

          (b) the Agent shall have received from each of the Guarantors a Consent and Agreement of Guarantor in the form of Attachment 1 hereto (the "Guarantor Agreements") duly completed and executed by such Guarantor;

          (c) the Agent shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment, certified by its Secretary or an Assistant Secretary, together with a certificate of the Secretary or an Assistant Secretary of the Borrower certifying as to the incumbency and the true signatures of the officers authorized to execute this Amendment on behalf of the Borrower;

          (d) the Agent shall have received from the Borrower a Revolving Note substantially in the form of Exhibit 1.1C to the Credit Agreement (the "Amended M&I Revolving Note"), made payable to M&I Bank in the amount of M&I Bank's (formerly Sumitomo's) Revolving Commitment Amount and executed by the Borrower, which Amended M&I Note shall constitute an amendment and restatement of the existing Revolving Note of Sumitomo referred to in recital C to this Amendment; and

          (e) the Agent shall have received the favorable opinion of counsel to the Borrower covering the matters set forth in Exhibit B hereto, which opinion shall be in form and substance satisfactory to the Agent.

Upon receipt of all of the foregoing, the Agent shall (i) notify the Borrower and the Banks that this Amendment has become effective (but the failure of the Agent to give such notice shall not affect the validity of this Amendment or prevent it from becoming effective) and (ii) deliver the Amended M&I Revolving Note to M&I Bank, whereupon the unpaid principal and accrued but unpaid interest outstanding under said existing Revolving Note of Sumitomo shall be outstanding and unpaid under the Amended M&I Revolving Note. Upon receipt of the Amended M&I Revolving Note, M&I Bank shall return to the Borrower said existing Revolving Note of Sumitomo marked "renewed but not paid" or words to similar
effect.    The execution and delivery of this Amendment is not intended as a novation or as a discharge of the Borrower's existing obligations under the Loan Documents, which obligations shall continue in full force and effect.

          Section 7. AFFIRMATION. Each party hereto affirms and acknowledges that (a) the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms, (b) all references to the "Credit Agreement" or any similar term contained in any other Loan Document shall be deemed to be references to the Credit Agreement as amended hereby, (c) all references to the "Banks" contained in the Loan Documents shall be deemed to include M&I Bank, and (d) all references to the "Revolving Notes" or "Notes" contained in the Loan Documents shall be deemed to include the Amended M&I Revolving Note.

          Section 8.  GENERAL.

          (a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Agent harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

          (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

          (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

          (e) This Amendment shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                        NORSTAN, INC.


                                        By   /s/ Robert J. Vold
                                             Its Treasurer
                                                --------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION,
                                           as a Bank and as Agent

                                        By   /s/ David Shapiro
                                             Its Assistant Vice President
                                                --------------------------------


                                        HARRIS TRUST AND SAVINGS BANK


                                        By   /s/ Catherine C. Ciolek
                                             Its Vice President
                                                --------------------------------


                                        M&I MARSHALL & ILSLEY BANK


                                        By   /s/ Doug Nelson & Mark Hogen
                                             Its Vice Presidents
                                                --------------------------------



              [Signature Page to Fourth Amendment to Credit Agreement]

                                        S-9